Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Brooklyn ImmunoTherapeutics, Inc. on Form S-3 of our report dated April 30, 2021, with respect to our audits of the  financial statements  of Brooklyn ImmunoTherapeutics, LLC  as of December 31, 2020 and 2019 and for each of the two years in the period ended December 31, 2020 appearing in Amendment No. 1 to Form 8-K/A of Brooklyn ImmunoTherapeutics, Inc. dated April 30, 2021.

/s/ Marcum llp

Marcum llp
New York, NY
August 13, 2021